EXHIBIT 5.01

                  OPINION OF GENERAL COUNSEL OF THE REGISTRANT


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                                                                   Exhibit 5.01

                 [Opinion of General Counsel of the Registrant]


                                                     June 21, 2000

Ingram Micro Inc.
1600 E. St. Andrew Place
Santa Ana, CA  92705

Ladies and Gentlemen:

     I am the General Counsel of Ingram Micro Inc., a Delaware corporation (the "Company"), and am delivering this opinion in connection with the Company's Registration Statement on Form S-8 (the "Registration Statement") filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended, for the registration of 20,000,000 shares (the "Shares") of the Company's Class A Common Stock, par value $0.01 per share, issuable pursuant to the Company's 2000 Equity Incentive Plan (the "Plan").

     I have examined originals or copies of such documents, corporate records and other instruments as I have deemed necessary for the purposes of rendering this opinion.

     On the basis of the foregoing, I am of the opinion that the Shares have been duly authorized and, when and to the extent issued pursuant to the Plan upon receipt by the Company of the option exercise prices therefor, will be validly issued, fully paid and non-assessable.

     I am licensed to practice law in the States of California, Tennessee and Texas, and the foregoing opinion is limited to the laws of such states, the federal laws of the United States of America and the General Corporation Law of the State of Delaware.

     I consent to the filing of this opinion as Exhibit 5.01 to the Registration Statement.

                                                Very truly yours,


                                                /s/ James E. Anderson, Jr.
                                                --------------------------------
                                                James E. Anderson, Jr.
                                                Senior Vice President, Secretary
                                                and General Counsel


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